UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, at a special meeting of stockholders held on October 31, 2024, the stockholders of FuelCell Energy, Inc. (the “Company”) adopted an amendment (the “Reverse Stock Split Amendment”) to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and shares of Common Stock held in treasury, at a specific ratio ranging from one-for-ten shares to one-for-thirty shares, with the exact ratio within such range to be determined by the Board of Directors of the Company (the “Board”).  The Board subsequently approved the implementation and consummation of the reverse stock split at a ratio of one-for-thirty (the “Reverse Stock Split”).

On November 7, 2024, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of the Certificate of Incorporation setting forth the Reverse Stock Split Amendment (the “Certificate of Amendment”), effective as of 5:00 p.m., Eastern Time, on November 8, 2024, to effect the Reverse Stock Split of the issued and outstanding shares of Common Stock and shares of Common Stock held in treasury.  The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from 611,278,662 shares to approximately 20,375,955 shares, subject to adjustment for the payment of cash in lieu of fractional shares (as described below).  The Reverse Stock Split will not change the total number of shares of Common Stock or preferred stock authorized for issuance by the Company.

The Reverse Stock Split will become effective as of 5:00 p.m., Eastern Time, on November 8, 2024, at which time every thirty shares of the Company’s issued and outstanding Common Stock will be automatically converted into one issued and outstanding share of Common Stock, without any change in the par value per share.

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split.  Instead, each registered holder of Common Stock who would otherwise be entitled to a fractional share of Common Stock will receive, in lieu thereof, a cash payment (without interest) in an amount equal to the fraction to which such stockholder would otherwise be entitled multiplied by the closing price per share of the Common Stock, as reported on The Nasdaq Stock Market, on November 8, 2024.

The Common Stock will begin trading on a Reverse Stock Split-adjusted basis on The Nasdaq Global Market on Monday, November 11, 2024. The trading symbol for the Common Stock will remain “FCEL.”  The new CUSIP number for the Common Stock following the Reverse Stock Split will be 35952H700.

With respect to each of the FuelCell Energy, Inc. Amended and Restated 2010 Equity Incentive Plan and the FuelCell Energy, Inc. 2018 Omnibus Incentive Plan, as amended and restated (collectively, the “Equity Incentive Plans”), equitable adjustments will be made in connection with the Reverse Stock Split to: (i) the number of shares in respect of which awards may be made under the Equity Incentive Plans; (ii) the number of shares that may be issued pursuant to the exercise of incentive stock options under the Equity Incentive Plans; (iii) the number of shares subject to outstanding awards under the Equity Incentive Plans; and (iv) the award, exercise or conversion price with respect to any of the foregoing, in a manner consistent with the terms of the Equity Incentive Plans.  More specifically, the per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all outstanding option awards will be reduced proportionately.  These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon exercise of such option awards will be reduced proportionately following the Reverse Stock Split.  The number of shares of Common Stock issuable upon settlement of outstanding restricted stock unit, performance stock unit and deferred stock unit awards and the number of shares of outstanding restricted stock subject to outstanding awards, if any, will be reduced proportionately. If the equitable adjustments described above result in an award relating to a fractional share, such fractional share will be cancelled on the effective date of the Reverse Stock Split for no consideration in accordance with the terms of the Equity Incentive Plans.

In addition, with respect to the FuelCell Energy, Inc. 2018 Employee Stock Purchase Plan, as amended and restated (the “ESPP”), proportionate adjustments will be made in connection with the Reverse Stock Split to: (i) the total number of shares available for purchase under the ESPP, in accordance with the terms of the ESPP; (ii) with respect to each option outstanding under the ESPP at the effective time of the Reverse Stock Split, the option exercise price and number of shares subject to such option, in accordance with the terms of the ESPP; and (iii) the per-offering limit on the number of shares that may be purchased, as provided in Section 5 of the ESPP.

Finally, adjustments required in connection with the Reverse Stock Split will be made with respect to any other equity-based plans or any equity-based provisions in any agreements that are linked to shares of Common Stock, including, but not limited to, an adjustment to the conversion rate under the Amended Certificate of Designation of 5% Series B Cumulative Convertible Perpetual Preferred Stock of the Company.

For more information regarding the Reverse Stock Split, see the definitive proxy statement filed by the Company with the Securities and Exchange Commission on September 17, 2024, the relevant portions of which are incorporated herein by reference. The description of the Certificate of Amendment and the Reverse Stock Split in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 7, 2024, the Company issued a press release announcing the Reverse Stock Split. A copy of this press release is furnished as Exhibit 99.1 hereto.

The information furnished in this Item 7.01, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation of FuelCell Energy, Inc., effective November 8, 2024.

99.1	FuelCell Energy, Inc. Press Release, dated November 7, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: November 7, 2024	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer